Consent of Independent Auditors





Board of Directors
Capital Preferred Yield Fund-V, L.P.:

We consent to the use of our report included herein relating to the balance sheet of Capital Preferred Yield Fund-v, L.P. as of October 15, 1997, and to the reference to our firm under the heading "Experts" in the prospectus.




                                                       /s/KPMG Peat Marwick LLP
                                                       -------------------------
                                                       KPMG Peat Marwick LLP


Denver, Colorado
October 15, 1997